Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: May 6, 2024

Haveli Brooks Aggregator, L.P.

By:	Haveli Investments Software Fund I GP, LLC, its General Partner
By:	Whanau Interests LLC, its Sole Member

By:	/s/ Brian N. Sheth
Name:	Brian N. Sheth
Title:	Managing Member

Haveli Investments Software Fund I GP, LLC

By:	Whanau Interests LLC, its Sole Member

By:	/s/ Brian N. Sheth
Name:	Brian N. Sheth
Title:	Managing Member

Haveli Software Management LLC

By:	/s/ Brian N. Sheth
Name:	Brian N. Sheth
Title:	Manager

Whanau Interests LLC

By:	/s/ Brian N. Sheth
Name:	Brian N. Sheth
Title:	Managing Member

Haveli Investment Management LLC

By:	/s/ Brian N. Sheth
Name:	Brian N. Sheth
Title:	Manager

Haveli Investments, L.P.

By:	Whanau Interests LLC, its General Partner

By:	/s/ Brian N. Sheth
Name:	Brian N. Sheth
Title:	Managing Member

Brian N. Sheth

By:	/s/ Brian N. Sheth
Name:	Brian N. Sheth